UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

MSP Recovery, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Correction Letter

June 6, 2025

Dear fellow MSP Recovery stockholders:

This letter corrects MSP Recovery’s Notice of the 2025 Annual Meeting of Shareholders and accompanying Proxy Statement, both dated May 30, 2025. As further revisions were required, that version of the Proxy Statement was not filed with the SEC, although some shareholders received it by mail. If you received the May 30 version, please disregard it and do not rely on its contents; however, said revisions have no impact on the Company’s audited 2024 financial statements included in our 2024 Annual Report on Form 10-K.

The Company intends to file and mail a corrected proxy statement in the near future, that will include a revised annual meeting date and updated information. Thank you for your continued support of MSP Recovery.

Sincerely,

John H. Ruiz
Chief Executive Officer Chairman of the Board